EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated November 15, 2024, with respect to the consolidated financial statements of Skyworks Solutions, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Irvine, California
February 14, 2025